Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2018 Deferred Share Plan of AngloGold Ashanti Limited (the “Company”) of our reports dated 17 March 2023, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report on Form 20-F for the year ended 31 December 2022.

/s/ Ernst & Young Inc.

Johannesburg, Republic of South Africa
17 March 2023